EXHIBIT 23.1

                       LETTERHEAD OF KPMG PEAT MARWICK LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Pacific Capital Bancorp:

We consent to incorporation by reference in the registration statement on Form S-4 of Pacific Capital Bancorp of our report dated January 10, 1996, relating to the consolidated balance sheets of Pacific Capital Bancorp and subsidiary as of December 31, 1995, and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. Our report covering the aforementioned consolidated financial statements contains an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

In addition, we consent to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus which is included in the registration statement on Form S-4.



                                              /s/ KPMG Peat Marwick LLP

San Jose, California
August 12, 1996



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